Exhibit 10.4

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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                     BETWEEN

                         HY-TECH TECHNOLOGY GROUP, INC.

                                       AND

                           THE PURCHASER(S) LISTED ON
                                SCHEDULE 1 HERETO


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                                 APRIL 28, 2003

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




                                TABLE OF CONTENTS

ARTICLE I           CERTAIN DEFINITIONS...........................................................................1
         1.1      CERTAIN DEFINITIONS.............................................................................1

ARTICLE II          PURCHASE AND SALE OF DEBENTURE................................................................6
         2.1      PURCHASE AND SALE; PURCHASE PRICE...............................................................6
         2.2      REGISTRATION STATEMENT; EXECUTION AND DELIVERY OF DOCUMENTS.....................................6
         2.3      THE CLOSING.....................................................................................7

ARTICLE III          REPRESENTATIONS AND WARRANTIES...............................................................9
         3.1      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.......................................9
         3.2      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER................................................12

ARTICLE IV          OTHER AGREEMENTS OF THE PARTIES..............................................................13
         4.1      MANNER OF OFFERING.............................................................................13
         4.2      FURNISHING OF INFORMATION......................................................................13
         4.3      NOTICE OF CERTAIN EVENTS.......................................................................13
         4.4      COPIES AND USE OF DISCLOSURE DOCUMENTS.........................................................14
         4.5      MODIFICATION TO DISCLOSURE DOCUMENTS...........................................................14
         4.6      INTEGRATION....................................................................................14
         4.7      FURNISHING OF RULE 144(C) MATERIALS............................................................14
         4.8      SOLICITATION MATERIALS.........................................................................14
         4.9      Initial Warrant Conversion and Exercise Procedures ............................................14
         4.10     PROHIBITION ON CERTAIN ACTIONS.................................................................15
         4.11     LISTING OF COMMON STOCK........................................................................15
         4.12     ESCROW.........................................................................................15
         4.13     CONVERSION AND EXERCISE PROCEDURES; MAINTENANCE OF ESCROW SHARES...............................15
         4.14     ATTORNEY-IN-FACT...............................................................................16
         4.15     INDEMNIFICATION................................................................................16
         4.16     EXCLUSIVITY....................................................................................18
         4.17     BLUE SKY QUALIFICATION.........................................................................18
         4.18     PURCHASER'S OWNERSHIP OF COMMON STOCK..........................................................18
         4.19     PURCHASER'S RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED.....................................19
         4.20     NO VIOLATION OF APPLICABLE LAW.................................................................20
         4.21     REDEMPTION RESTRICTIONS........................................................................20
         4.22     NO OTHER REGISTRATION RIGHTS...................................................................20
         4.23     MERGER OR CONSOLIDATION........................................................................21
         4.24     REGISTRATION OF ESCROW SHARES..................................................................21
         4.25     LIQUIDATED DAMAGES.............................................................................21
         4.26     SELLING RESTRICTIONS; SHORT SALES..............................................................22
         4.27     FEES...........................................................................................22
         4.28     ADDITIONAL FEES................................................................................22

ARTICLE V           TERMINATION..................................................................................22
         5.1      TERMINATION BY THE COMPANY OR THE PURCHASER....................................................22
         5.2.     REMEDIES.......................................................................................23

                                       i
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
ARTICLE VI          LEGAL FEES AND DEFAULT INTEREST RATE.........................................................24

ARTICLE VII         MISCELLANEOUS................................................................................24
         7.1      FEES AND EXPENSES..............................................................................24
         7.2      ENTIRE AGREEMENT; AMENDMENTS...................................................................24
         7.3      NOTICES........................................................................................25
         7.4      AMENDMENTS; WAIVERS............................................................................25
         7.5      HEADINGS.......................................................................................26
         7.6      SUCCESSORS AND ASSIGNS.........................................................................26
         7.7      NO THIRD PARTY BENEFICIARIES...................................................................26
         7.8      GOVERNING LAW; VENUE; SERVICE OF PROCESS.......................................................26
         7.9      SURVIVAL.......................................................................................26
         7.10     COUNTERPART SIGNATURES.........................................................................26
         7.11     PUBLICITY......................................................................................26
         7.12     SEVERABILITY...................................................................................27
         7.13     LIMITATION OF REMEDIES.........................................................................27
         7.14     OMNIBUS PROVISION..............................................................................27

LIST OF SCHEDULES:

Schedule 1        Purchaser(s)
Schedule 3.1(a)   Subsidiaries
Schedule 3.1(c)   Capitalization and Registration Rights
Schedule 3.1(d)   Equity and Equity Equivalent Securities
Schedule 3.1(e)   Conflicts
Schedule 3.1(f)   Consents and Approvals
Schedule 3.1(g)   Litigation and Claims
Schedule 3.1(h)   Defaults and Violations
Schedule 5.1      Form 8-K Disclosure Obligations


LIST OF EXHIBITS:

Exhibit A         Convertible Debenture
Exhibit B         Warrant
Exhibit C         Registration Rights Agreement
Exhibit D         Conversion And Exercise Procedures
Exhibit E         Escrow Agreement
Exhibit F         Power of Attorney
Exhibit G         Legal Opinion
Exhibit H         Initial Warrant
Exhibit I         Initial Escrow Agreement
Exhibit J         Initial Registration Rights Agreement
Exhibit K         Initial Power of Attorney
Exhibit L         Initial Opinion

         THIS CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "AGREEMENT"), is made and entered into as of April 28, 2003, between Hy-Tech Technology Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), and the purchaser(s) listed on SCHEDULE 1 hereto (the "PURCHASER").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company the Company's $750,000, 1% Convertible Debenture, due April 27, 2008, at the price of Seven Hundred and Fifty Thousand Dollars ($750,000) (the "DEBENTURE CONSIDERATION") in the form of EXHIBIT A annexed hereto and made a part hereof (the "Debentures").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "ATTORNEY-IN-FACT"   shall  have  the  meaning  set  forth  in  SECTION
2.2(B)(V) hereof.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

         "CLOSING" shall have the meaning set forth in SECTION 2.3(A).

         "CLOSING DATE" shall have the meaning set forth in SECTION 2.3(A).

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means shares now or hereafter authorized of the class of common stock, par value $.001 per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "COMPANY" shall have the meaning set forth in the introductory paragraph.

         "CONTROL PERSON" shall have the meaning set forth in SECTION 4.15(A) hereof.

         "CONVERSION DATE" shall have the meaning set forth in the Debentures.

         "DEBENTURES" shall have the meaning set forth in the recital.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DISCLOSURE DOCUMENTS" means (a) the Schedules required to be to furnished to the Purchaser by or on behalf of the Company pursuant to SECTION
3.1 hereof and (b) all reports required to be and as filed by the Company with the Commission under the Exchange Act during the two (2) year period prior to the date hereof.

         "EFFECTIVE DATE" shall mean the date on which the Registration Statement shall have been declared effective by the Commission, which shall in no event be later than August 28, 2003.

         "ESCROW AGENT" means Kaplan Gottbetter & Levenson, LLP, or its successors or assigns, 630 Third Avenue, 5th Floor, New York, NY 10017; Tel:
212-983-6900; Fax: 212-983-9210.

         "ESCROW AGREEMENT" shall have the meaning set forth in SECTION 4.12 hereof.

         "ESCROW SHARES" means the certificates representing Seven and a Half (7,500,000) shares of duly issued Common Stock, in the share denominations set forth in Schedule 1 hereof, registered in the name of the Purchaser and/or its assigns to be held in escrow pursuant to this Agreement and the Escrow Agreement; Two and a Half Million (2,500,000) of such shares to be held in escrow with respect to the Warrant Shares and the remainder for the Underlying Shares.

         "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 5.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXECUTION DATE" means the date of this Agreement first written above.

         "FILING DATE" shall have the meaning set forth in SECTION 2.2(A) hereof.

         "FULL  CONVERSION  SHARES"  shall have the meaning set forth in SECTION
4.13 hereof.

         "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 4.15(B) hereof.

         "INDEMNIFYING PARTY" shall have the meaning set forth in SECTION 4.15(B) hereof.

         "INITIAL ESCROW AGREEMENT" shall mean the agreement, dated the dated hereof, among the parties and the Escrow Agent, a copy of which is annexed as
EXHIBIT I hereto.

         "INITIAL OPINION" shall mean the opinion of Hand & Hand, a professional corporation, special securities counsel to the Company, a copy of which is annexed as EXHIBIT L hereto.

         "INITIAL POWER OF ATTORNEY" shall mean the power of attorney, dated the date hereof, a copy of which is annexed as EXHIBIT K hereto.

         "INITIAL REGISTRATION RIGHTS AGREEMENT" shall mean the agreement, dated the date hereof, between the Purchaser and the Company, a copy of which is annexed as EXHIBIT J hereto, setting forth the obligation of the Company with respect to registration of the Initial Warrant Shares.

         "INITIAL WARRANT" means the common stock purchase warrant issued to the Purchaser and/or its assigns, in the form of EXHIBIT H annexed hereto, pursuant to which the Purchaser and/or its assigns shall have the right to acquire Two and a Half Million (2,500,000) shares of Common Stock at $.01 per share pursuant to SECTION 2.2(D) hereof.

         "INITIAL WARRANT ESCROW SHARES" means the certificates representing the number of shares of duly issued Initial Warrant Shares set forth in SCHEDULE 1, registered in the name of the Purchaser and/or its assigns to be held in escrow pursuant to this Agreement and the Initial Escrow Agreement.

         "INITIAL WARRANT SHARES" means the shares of Common Stock for which the Initial Warrant may be exercised in accordance with the terms hereof and of the Initial Warrant.

         "KGL" means Kaplan Gottbetter & Levenson, LLP, or its successors or assigns.

         "LIMITATION ON CONVERSION"  shall have the meaning set forth in SECTION
4.18 hereof.

         "LOSSES" shall have the meaning set forth in SECTION 4.15(A) hereof.

         "MATERIAL" shall mean having a financial consequence in excess of $100,000.

         "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in SECTION 3.1(A).

         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" shall mean the Nasdaq Stock Market, Inc.(R)

         "NON-EDGAR FILINGS" shall have the meaning set forth in SECTION 4.2 hereof.

         "NOTICE OF CONVERSION" shall have the meaning set forth in EXHIBIT D annexed hereto.

         "NOTICE OF EXERCISE" shall have the meaning set forth in EXHIBIT D annexed hereto.

         "ORIGINAL ISSUANCE DATE," shall have the meaning set forth in the Debentures.

         "OTCBB" shall mean the NASD over-the counter Bulletin Board(R).

         "PER DEBENTURE CONSIDERATION" shall have the meaning set forth in the recital.

         "PER SHARE MARKET VALUE" of the Common Stock means on any particular date (a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser (as defined in SECTION 4(C)(IV) of the Debentures) selected in good faith by the holders of a majority of the Debentures outstanding, determined by dollar amount; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "POWER OF ATTORNEY" means the power of attorney in the form of EXHIBIT F annexed hereto.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "PURCHASE PRICE" shall have the meaning set forth in SECTION 2.1.

         "PURCHASER" shall mean HEM Mutual Assurance Fund Limited and all of its officers, directors, principal shareholders and other Affiliates.

         "REGISTRATION RIGHTS AGREEMENT" means the agreement to be entered into on the Execution Date, in the form of EXHIBIT C annexed hereto, setting forth the obligation of the Company with respect to registration of the Escrow Shares.

         "REGISTRATION STATEMENT" shall have the meaning set forth in SECTION 2.2(A) hereof.

         "REQUIRED  APPROVALS"  shall  have the  meaning  set  forth in  SECTION
3.1(F).

         "SECURITIES" means the Debentures, the Warrant, the Underlying Shares, the Warrant Shares, the Escrow Shares, the Initial Warrant, the Initial Warrant Shares and the Initial Warrant Escrow Shares.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHORT SALE" shall have the meaning set forth in SECTION 4.26 hereof.

         "SUBSIDIARIES" shall have the meaning set forth in SECTION 3.1(A).

         "TRADING DAY" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

         "TRANSACTION DOCUMENTS" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

         "UNDERLYING SHARES" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Debentures.

         "WARRANT" means the common stock purchase warrant(s) issued to the Purchaser and/or its assigns, in the form of EXHIBIT B annexed hereto, pursuant to which the Purchaser and/or its assigns shall have the right to acquire Two and a Half Million (2,500,000) shares of Common Stock at $.01 per share.

         "WARRANT SHARES" means the shares of Common Stock for which the Warrant may be exercised in accordance with the terms hereof and of the Warrant.

                                   ARTICLE II

                   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

         2.1 PURCHASE AND SALE; PURCHASE PRICE. Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase an aggregate principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000) (the "PURCHASE PRICE") of the Debentures, the Warrant and the Initial Warrant. The Debentures shall have the respective rights, preferences and privileges as set forth in the form of Debenture annexed as EXHIBIT A hereto.

         2.2 REGISTRATION STATEMENT; EXECUTION AND DELIVERY OF DOCUMENTS.

         (a) Within forty-five (45) calendar days after the Execution Date (the "FILING DATE"), the Company shall, in accordance with the terms hereof and the Registration Rights Agreement, file a duly completed registration statement on the appropriate form with the Commission to register the resale of the Escrow Shares under the Securities Act (the "REGISTRATION STATEMENT").

         (b) Simultaneously with the execution and delivery of this Agreement,

                  (i) the parties shall execute and deliver the (A) Registration Rights Agreement, (B) Escrow Agreement, (C) Initial Registration Rights Agreement, and (D) Initial Escrow Agreement;

                  (ii) the Company shall deliver to the Purchaser (A) the legal opinions of special securities counsel to the Company substantially in the form of EXHIBIT G and EXHIBIT L annexed hereto, each addressed to the Purchaser and dated the date hereof; and (B) an original and duly executed Initial Warrant registered in the name of the Purchaser and/or its assigns to purchase the number of shares of the Common Stock as set forth in SCHEDULE 1 hereto. The Initial Warrant shall have the terms and conditions set forth in the Warrant annexed as EXHIBIT B hereto.

                  (iii) the Company shall execute and deliver to the Escrow Agent originals of the (A) Warrant, (B) Power of Attorney, and (C) Initial Power of Attorney;

                  (iv) the Company  shall  deliver to the Escrow Agent  original
         (A) duly issued Debentures and (B) duly issued stock certificates representing the Escrow Shares and the Initial Warrant Escrow Shares, each registered in the name of the Purchaser in the amounts set forth in SCHEDULE 1 hereto;

                  (v) the Company shall execute and deliver to the Purchaser a certificate, dated the date hereof and signed by the Secretary of the Company, certifying (A) that attached thereto are true, correct and complete copies of (1) the Company's articles or certificate of incorporation, as amended to the date thereof, (2) the Company's by-laws, as amended to the date thereof, (3) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Debentures, the Initial Warrant, the Warrant, the Underlying Shares, the Initial

         Warrant Shares and the Warrant Shares, and the appointment, pursuant to
         SECTION 4.14 hereof, of the attorney-in-fact pursuant to the Power of Attorney annexed as EXHIBIT F and EXHIBIT K hereto (the "ATTORNEY-IN-FACT"), and (4) a certificate of good standing from the Secretary of State of Delaware (B) the incumbency of the officer executing this Agreement; and (C) a certificate of the Company's President, dated the date hereof, certifying that the representations and warranties of the Company contained in Article III hereof are true and correct in all material respects as of the date hereof;

                  (vi) the Company shall execute and deliver to the Purchaser a certificate of its President certifying that attached thereto is a copy of resolutions duly adopted by the Board of Directors of the Company authorizing the Company to execute and deliver the Transaction Documents and to enter into the transactions contemplated thereby; and

                  (vii) the Purchaser shall deliver to the Escrow Agent the Purchase Price.

                  (c) If this Agreement is terminated pursuant to SECTION 5.1 hereof, then, within two (2) Business Days from the date of termination, either the Company or the Purchaser shall notify the Escrow Agent in writing of same, and

                  (i) the Escrow Agent shall, within two (2) Business Days of its receipt of such notice,

                           (A) return the Purchase Price to the Purchaser; and

                           (B) return the Debentures, the Warrant and the certificates representing the Escrow Shares to the Company.

                  (d) The Initial Warrant shall have the terms and conditions and be in the form of the Initial Warrant annexed as EXHIBIT H hereto. The Purchaser shall have (a) piggyback registration rights with respect to the Initial Warrant Shares pursuant to the terms of this Agreement, the Initial
Warrant and the Initial Registration Rights Agreement and (b) demand registration rights with respect to the Initial Warrant Shares pursuant to the terms of this Agreement, the Initial Warrant and the Registration Rights Agreement.

         2.3 THE CLOSING.

         (a) The closing of the purchase and sale of the Debentures (the "CLOSING") shall take place no later than five (5) Business Days after the Effective Date of the Registration Statement (the "CLOSING DATE") at the offices of Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, NY 10017 unless the Purchaser agrees in writing in advance to an extension, which writing shall set forth the new Closing Date.

         (b) At the Closing,

                  (i) the Escrow Agent shall deliver to the Purchaser the following:

                  (A) original and duly issued Debentures registered in the name of the Purchaser in the amount set forth in SCHEDULE 1 hereto; and

                  (B) an original and duly executed Warrant registered in the name of the Purchaser and/or its assigns to purchase the number of shares of the Common Stock as set forth in SCHEDULE 1 hereto. The Warrant shall have the terms and conditions set forth in the Warrant annexed as EXHIBIT B hereto;

                  (ii) the Company shall deliver to the Purchaser the following:

                  (A) a legal opinion of special securities counsel to the Company, substantially in the form annexed as EXHIBIT G hereto, addressed to the Purchaser and dated the Closing Date;

                  (B) a  certificate,  dated the Closing  Date and signed by the
         Secretary of the Company, certifying that attached thereto are true, correct and complete copies of (1) the Company's articles or certificate of incorporation, as amended to the date thereof, (2) the Company's by-laws, as amended to the date thereof, and (3) a certificate of good standing from the Secretary of State of Delaware;

                  (C) a certificate of the Company's President, dated the Closing Date, certifying that the representations and warranties of the Company contained in Article III hereof are true and correct in all material respects on the Closing Date; and

                  (D) all other documents, instruments and writings required to have been delivered by the Company at or prior to the Closing pursuant to this Agreement.

         (c) Upon receipt by the Purchaser of those items set forth in SECTIONS 2.3(B)(I) AND (II) above, the Escrow Agent shall deliver the following to the
Company:

                  (i)  the  Purchase  Price  by  wire  transfer  of  immediately available funds pursuant to written wire transfer instructions delivered by the Company to the Escrow Agent at least five (5) Business Days prior to the Closing Date;

                  (ii) all documents, instruments, and writings required to have been delivered or necessary at or prior to Closing by the Purchaser pursuant to this Agreement.

         (d) The Escrow Agent shall retain and hold the Escrow Shares, all of which shall be held in accordance with the terms of this Agreement, the Warrant and the Escrow Agreement.

                  (e) The Escrow Agent shall retain and hold the Initial Escrow Shares, all of which shall be held in accordance with the terms of this Agreement, the Initial Warrant and the Initial Escrow Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser, all of which shall survive the Closing:

         (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on SCHEDULE 3.1(A) attached hereto (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (b) AUTHORIZATION, ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is set forth on SCHEDULE 3.1(C). Except as disclosed in
SCHEDULE 3.1(C), or in the Company's SEC filings , no Debentures have been issued as of the date hereof. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as disclosed in SCHEDULE 3.1(C), or in the Company's SEC filings, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective Certificate of Incorporation, bylaws or other charter documents.

         (d) ISSUANCE OF SECURITIES. The Debentures, the Warrant and the Escrow Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. The Initial Warrant and the Initial Warrant Escrow Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has and at all times while the Debentures and the Warrant are outstanding has and will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement, the Debentures and the Warrant. When issued in accordance with the terms hereof, the Debentures, the Warrant, the Initial Warrant, the Underlying Shares, the Warrant Shares, Initial Warrant Shares, the Escrow Shares, and the Initial Escrow Shares will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in SCHEDULE 3.1(D) hereto, there is no equity or equity equivalent security outstanding that is substantially similar to the Debentures, including any security having a floating conversion price substantially similar to the Debentures; PROVIDED, HOWEVER, that nothing contained in this SECTION 3.1(D) shall be deemed to permit any equity or equity equivalent security of the Company to provide for a floating conversion price, or any equity lines of credit, other than any security issued or that may be issued to the Purchaser or any of its respective Affiliates or assigns.

         (e) NO CONFLICTS. Except as specifically set forth in SCHEDULE 3.1(E), the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any of the consents referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

         (f)  CONSENTS  AND  APPROVALS.  Except  as  specifically  set  forth in
SCHEDULE 3.1(F), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for any required blue sky filings and the filing of the Registration Statement relating to the Escrow Shares contemplated by the Registration Rights Agreement with the Commission, which shall be filed in the time period set forth in SECTION 2.2(A) (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 3.1(F), the "REQUIRED APPROVALS").

         (g)  LITIGATION;  PROCEEDINGS.  Except  as  specifically  disclosed  in
SCHEDULE 3.1(G), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which
(i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Debentures, the Underlying Shares or the Warrant Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

         (h) NO DEFAULT OR VIOLATION. Except as set forth in SCHEDULE 3.1(H) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

         (i) CERTAIN FEES. No fees or commission will be payable by the Company to any investment banker, broker, placement agent or bank with respect to the consummation of the transactions contemplated hereby except as provided in
SECTION 4.27 hereof.

         (j) DISCLOSURE DOCUMENTS. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (k) REPORTING COMPANY. The Company's Common Stock is registered under the Exchange Act, the Company is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, and the Company is current in its reporting requirements.

The Purchaser acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in SECTION 3.1 hereof.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

         (a) ORGANIZATION; AUTHORITY. The Purchaser is a limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Debentures and the Warrant to be purchased by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

         (b) INVESTMENT INTENT. The Purchaser is acquiring the Debentures and the Warrant to be purchased by it hereunder, and will acquire the Underlying Shares and the Warrant Shares relating to such Debentures and the Warrant for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures or Underlying Shares or Warrant or Warrant Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures or Underlying Shares or Warrant or Warrant Shares in compliance with applicable federal and state securities laws.

         (c) PURCHASER STATUS. At the time the Purchaser was offered the Debentures to be acquired by it hereunder, it was and at the date hereof, it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         (d) EXPERIENCE OF PURCHASER. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

         (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. The Purchaser is able to bear the economic risk of an investment in the securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

         (f) PROHIBITED TRANSACTIONS. The securities to be acquired by the Purchaser hereunder are not being acquired, directly or indirectly, with the assets of any "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended.

         (g) ACCESS TO INFORMATION. The Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in such securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Documents.

         (h) RELIANCE. The Purchaser understands and acknowledges that (i) the Debentures and the Warrant being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this SECTION 3.2.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

         4.1 MANNER OF OFFERING. The Securities are being issued pursuant to Rule 506 of Regulation D of the Securities Act. The Securities will bear restrictions on transfer, and will carry a restrictive legend with respect to the exemption from registration under the Securities Act. The transfer and resale of the Securities may be made only pursuant to registration under the Securities Act or an exemption from such registration.

         4.2 FURNISHING OF INFORMATION. As long as the Purchaser owns any Securities, the Company will furnish to the Purchaser, promptly after they have been prepared, its annual report and other reports and filings required by
Section 13(a) or 15(d) of the Exchange Act that are not available on EDGAR (the "NON-EDGAR Filings").

         4.3 NOTICE OF CERTAIN EVENTS. The Company shall, on a continuing basis,
(i) advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Securities, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, and use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         4.4 COPIES AND USE OF DISCLOSURE DOCUMENTS. The Company shall furnish the Purchaser, without charge, as many copies of the Non-Edgar Filings and any amendments or supplements thereto as the Purchaser may reasonably request. The Company consents to the use of the Registration Statement and the Disclosure Documents and any amendments and supplements to any of them by the Purchaser in connection with resales of the Securities.

         4.5 MODIFICATION TO DISCLOSURE DOCUMENTS. If any event shall occur as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time such Disclosure Document(s) were delivered to the Purchaser, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such Document in form and substance reasonably satisfactory to both the Purchaser and Company so that (i) as so amended or supplemented, each such Document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Purchaser, not misleading and (ii) the Disclosure Documents will comply with applicable law.

         4.6 INTEGRATION. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

         4.7 FURNISHING OF RULE 144(C) MATERIALS. The Company shall, for so long as any of the Securities remains outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of the Securities in connection with any sale thereof and any prospective purchaser of such Securities from such Person, such information in accordance with Rule 144(c) promulgated under the Securities Act as is required to sell the Securities under Rule 144 promulgated under the Securities Act.

         4.8 SOLICITATION MATERIALS. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Debentures, Warrant, Initial Warrant, Underlying Shares, Initial Warrant Shares or Warrant

Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Debentures, Warrant, Initial Warrant, Underlying Shares, Initial Warrant Shares or Warrant Shares by means of any form of general solicitation or advertising.

         4.9 INITIAL WARRANT CONVERSION AND EXERCISE PROCEDURES. Appendix II to the Initial Warrant attached hereto and made a part hereof sets forth the procedures with respect to the exercise of the Initial Warrant, including the forms of Notice of Exercise to be provided upon exercise, instructions as to the procedures for exercise and such other information and instructions as may be reasonably necessary to enable the Purchaser or its permitted transferee(s) to exercise the right of exercise smoothly and expeditiously.

         4.10 PROHIBITION ON CERTAIN ACTIONS. From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the prior written consent of the Purchaser, (i) amend its certificate or articles of incorporation, by-laws or other charter documents so as to adversely affect any rights of the Purchaser; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

         4.11 LISTING OF COMMON STOCK. The Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed until expiration of each of the periods during which the Debentures may be converted or the Warrant or Initial Warrant may be exercised and (b) shall provide to the Purchaser, upon request, evidence of such listing.

         4.12 ESCROW. The Company and the Purchaser agree to execute and deliver, simultaneously with the execution and delivery of this Agreement, the escrow agreement attached hereto and made part hereof as EXHIBIT E (the "ESCROW AGREEMENT") and the Initial Escrow Agreement attached hereto and made part hereof as EXHIBIT I.

         4.13 CONVERSION AND EXERCISE PROCEDURES; MAINTENANCE OF ESCROW SHARES. EXHIBIT D attached hereto and made a part hereof sets forth the procedures with respect to the conversion of the Debentures and the exercise of the Warrant, including the forms of Notice of Conversion and Notice of Exercise to be provided upon conversion or exercise, instructions as to the procedures for conversion or exercise and such other information and instructions as may be reasonably necessary to enable the Purchaser or its permitted transferee(s) to exercise the right of conversion or exercise smoothly and expeditiously. The Company agrees that, at any time the conversion price of the Debentures is such that the number of Escrow Shares with respect to the Debentures is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "FULL CONVERSION SHARES"), upon ten (10) Business Days written notice of such circumstance to the Company by the Purchasers and/or Escrow Agent, the Company shall issue additional share certificates in the names of each of the Purchasers in denominations of 10,000 shares, and deliver same to the Escrow Agent, such that the new number of Escrow Shares with respect to the Debentures is equal to 200% of the Full Conversion Shares.

         4.14 ATTORNEY-IN-FACT. To effectuate the terms and provisions of this Agreement, the Debentures, the Escrow Agreement, and the Warrant, the Company hereby agrees to give a power of attorney as is evidenced by EXHIBIT F and EXHIBIT K annexed hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney, being coupled with an interest, shall be irrevocable while any of the Debentures remain unconverted, any of the Warrant or Initial Warrant remains unexercised or any portion of this Agreement, the Initial Escrow Agreement or the Escrow Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact resolutions executed by the Board of Directors of the Company which authorize transfers of the Debentures, the Initial Warrant and the Warrants and future issuances of the Underlying Shares for the Debentures, the Warrant Shares for the Warrant, and the Initial Warrant Shares for the Initial Warrant and which resolutions state that they are irrevocable while any of the Debentures remain unconverted, any of the Warrant or Initial Warrant remains unexercised or any portion of this Agreement or the Escrow Agreement or Initial Escrow Agreement remains unsatisfied.

         4.15 INDEMNIFICATION.

         (a) Indemnification

                  (i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser and its officers, directors, agents, employees and affiliates, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "CONTROL PERSON") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

                  (ii) The Purchaser, severally and not jointly, shall notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

         (b) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impeded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

         No right of indemnification under this SECTION 4.15 shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

         (c) CONTRIBUTION. If a claim for indemnification under this SECTION 4.15(A) is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this SECTION 4.15 would apply by its terms (other than by reason of exceptions provided in this SECTION 4.15(C)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

         (d)   NON-EXCLUSIVITY.   The  indemnity  and  contribution   agreements
contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

         4.16 EXCLUSIVITY. During the five (5) year period commencing on the Original Issuance Date (as defined in the Debentures), the Company and its Affiliates shall not offer or issue any convertible security or instrument or any equity line of credit, other than to the Purchaser or any of its Affiliates.

         4.17 BLUE SKY QUALIFICATION. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may reasonably request and shall continue such qualification at all times through the second anniversary of the Closing Date; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         4.18 PURCHASER'S OWNERSHIP OF COMMON STOCK. In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the Warrant and the Initial Warrant, the conversion rights and exercise rights of the Purchaser set forth in the Debentures, the Warrant and the Initial Warrant shall be limited, solely to the extent required, from time to time, such that, unless the Purchaser gives written notice 75 days in advance to the Company of the Purchaser's intention to exceed the Limitation on Conversion as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the Purchaser (singularly, together with Persons who in the determination of the Purchaser, together with the Purchaser, constitute a group as defined in Rule 13d-5 of the Exchange Act) be entitled to convert the Debentures, the Warrant and the Initial Warrant to the extent such conversion or exercise, as the case may be, would result in the Purchaser beneficially owning more than five percent (5%) of the outstanding shares of Common Stock of the Company. For these purposes, beneficial ownership shall be defined and calculated in accordance with Rule 13d-3, promulgated under the Exchange Act (the foregoing being herein referred to as the "LIMITATION ON CONVERSION"); PROVIDED, HOWEVER, that the

Limitation on Conversion shall not apply to any forced or automatic conversion pursuant to this Agreement or the Debentures; and PROVIDED, FURTHER that if the Purchaser shall have declared an Event of Default and, if a cure period is provided, the Company shall not have properly and fully cured such Event of Default within any such cure period, the provisions of this Section 4.18 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a Notice of Conversion tendered by the Purchaser (or its sole designee) for the Debentures, as applicable, and upon its receipt of a Notice of Exercise under the terms of the Warrant or the Initial Warrant, notify the Purchaser by telephone and by facsimile of the number of Underlying Shares, Warrant Shares and Initial Warrant Shares, as the case may be, which would be issuable to the Purchaser (or its sole designee, as the case may be) if the conversion requested in such Notice of Conversion or exercise requested in such Notice of Exercise were effected in full and the number of shares of Common Stock outstanding giving full effect to such conversion or exercise, as the case may be, whereupon, in accordance with the Debentures and notwithstanding anything to the contrary set forth in the Warrant or the Initial Warrant, the Purchaser may within one (1) Business Day of its receipt of the Company notice required by this Section 4.18 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that the Purchaser determines that such conversion or exercise would result in the ownership by the Purchaser of shares of Common Stock in excess of the Limitation on Conversion.

         4.19 PURCHASER'S RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED. In the event that at any time after the Closing and during the period when the Registration Statement is to remain effective under the Securities Act in accordance with the Registration Rights Agreement, trading in the shares of the Common Stock is suspended (and not reinstated within ten (10) Trading Days) on such stock exchange or market upon which the Common Stock is then listed for trading (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information), or the Common Stock is delisted from the OTCBB (and not reinstated within ten (10) Trading Days), then, at the option of the Purchaser exercisable by giving written notice to the Company, the Company shall redeem, as applicable, all of the Debentures, Warrant, Initial Warrant, Underlying Shares, Initial Warrant Shares and Warrant Shares owned by the Purchaser at an aggregate purchase price equal to the sum of:

         (i) the product of (1) the average Per Share  Market Value for the five
(5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this SECTION 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares, Initial Warrant Shares and Warrant Shares owned by the Purchaser;

         (ii) the greater of (A) the outstanding principal amount and accrued and unpaid interest on the Debentures owned by the Purchaser and (B) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this SECTION 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, multiplied by (2) the aggregate number of Underlying Shares issuable upon the conversion of the outstanding Debentures owned by the Purchaser;

         (iii) the product of (A) the  difference,  but not below zero,  between
(1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this SECTION 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is greater, and (2) the then-current exercise price of the Warrant, multiplied by
(B) the aggregate number of Warrant Shares issuable upon exercise of the Warrant owned by the Purchaser;

         (iv) the product of (A) the difference, but not below zero, between (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice, (b) the date of payment in full of the repurchase price calculated under this SECTION 4.19, or (c) the day when the Common Stock was suspended, delisted or deleted from trading, whichever is great, and (2) the then-current exercise price of the Initial Warrant, multiplied by (B) the aggregate number of Initial Warrant Shares issuable upon exercise of the Initial Warrant owned by the Purchaser; and

         (v) interest on such amounts set forth in (i) - (iv) above accruing from the seventh (7th) day after such notice until the repurchase price under this Section 4.19 is paid in full, at the rate of fifteen percent (15%) per annum.

         4.20 NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Debentures, the Warrant, the Initial Warrant, the Underlying Shares, the Initial Warrant Shares or the Warrant Shares otherwise required under this Agreement, the Debentures, the Warrant, the Initial Warrant, the Initial Registration Rights Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of Delaware law, such redemption shall be effected as soon as it is permitted under such law; PROVIDED, HOWEVER, that interest payable by the Company with respect to any such redemption shall accrue in accordance with Section 4.19.

         4.21 REDEMPTION RESTRICTIONS. Notwithstanding any provision of this Agreement to the contrary, if any redemption of the Debentures, the Warrant, the Initial Warrant, Underlying Shares, the Initial Warrant Shares or the Warrant Shares otherwise required under this Agreement, the Debentures, the Warrant, the Initial Warrant, the Registration Rights Agreement, or the Initial Registration Rights Agreement would be prohibited in the absence of consent from any lender to the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Interest payable by the Company with respect to any such redemption shall accrue in accordance with Section 4.19 until such consent is obtained. Nothing contained in this Section 4.21 shall be construed as a waiver by the Purchaser of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

         4.22 NO OTHER REGISTRATION RIGHTS. During the period commencing on the date hereof and ending on the Closing Date, the Company shall not file any registration statement that provides for the registration of shares of Common Stock to be sold by securityholders of the Company, other than the Purchaser and/or its respective Affiliates or assigns, without the prior written consent of the Purchaser or its assigns, provided, however, that the limitation on the right to file registration statements contained in this Section 4.22 shall not apply to registration statements relating solely to (i) employee benefit plans, notwithstanding the inclusion of a resale prospectus for securities received under any such employee benefit plan, or (ii) business combinations not otherwise prohibited by the terms of this Agreement or the other Transaction Documents.

         4.23 MERGER OR CONSOLIDATION. Until the earlier of (a) the full conversion of the Debentures and (b) the Maturity Date (as that term is defined in the Debentures) of the Debentures, the Company and each Subsidiary will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Debentures, the Initial Warrant, the Warrant and this Agreement; (x) immediately before and immediately after giving effect to such transactions (including any indebtedness incurred or anticipated to be incurred in connection with the transactions), no Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares will be listed on either The New York Stock Exchange, American Stock Exchange, Nasdaq National Market or Nasdaq SmallCap Market, or the OTCBB on or prior to the closing of such transaction(s) and (z) the Company shall have delivered to Purchaser an officers* certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such transaction(s) have been satisfied.

         4.24 REGISTRATION OF ESCROW SHARES. Pursuant to the terms of the Registration Rights Agreement and Initial Registration Rights Agreement between the Company and the Purchaser, the Company shall cause the Escrow Shares to be registered under the Securities Act, and so long as any of the Debentures remain unconverted or any of the Warrant or Initial Warrant remain unexercised, the Company agrees to keep such registration current with the Commission and with such states of the United States as any of the holders of the Debentures, the Initial Warrant or the Warrant shall reasonably request in writing. All costs and expenses of registration shall be borne by the Company. Notwithstanding anything contained herein to the contrary, the Company shall take all necessary steps to register the Initial Warrant Shares under the Securities Act if this Agreement is terminated pursuant to SECTION 5.1

         4.25 LIQUIDATED DAMAGES. The Company understands and agrees that an Event of Default as contained in this Agreement and/or any other Transaction Document will result in substantial economic loss to the Purchaser, which loss will be extremely difficult to calculate with precision. Therefore, if, for any reason, the Company fails to cure any Event of Default within the time, if any, given to cure such Event of Default, as compensation and liquidated damages for such default, and NOT as a penalty, the Company agrees to pay the Purchaser an amount obtained by multiplying the Purchase Price times two (2). The Company shall, upon demand, pay the Purchaser such liquidated damages by wire transfer of immediately available funds to an account designated by the Purchaser. Nothing herein shall limit the right of the Purchaser to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company*s failure to cure an Event of Default, consistent with the terms of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE COMPANY'S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

         4.26 SHORT SALES. The Purchaser agrees that it will not enter into any Short Sales (as hereinafter defined) until the earlier to occur of the date that the Purchaser no longer owns the Debentures and the Maturity Date. For purpose hereof, a "SHORT SALE" shall mean a sale of Common Stock by the Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in the Common Stock by the Purchaser. For the purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by the Purchaser, shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrant or the Initial Warrant shall be deemed to be held long by the Purchaser with respect to the Underlying Shares and/or Warrant Shares for which a Notice of Conversion or Notice of Exercise, as appropriate, is delivered within two (2) Trading Days following the Trading Day that such short sale is entered into.

         4.27 FEES. The Company will pay the following fees and expenses in connection with the transactions contemplated hereby and, except with respect to the escrow agent fee, regardless of whether the transactions contemplated under this Agreement are closed or otherwise completed: (a) to KGL (i) $25,000 for document preparation fees; and (ii) all reasonable disbursements and expenses incurred by KGL in connection therewith and (b) $5,000 to the Escrow Agent for the escrow agent fee. All fees and expenses will be paid at Closing and the Escrow Agent shall deduct such fees and expenses directly from escrow.

         4.28 ADDITIONAL FEES. If the Company or any of its Affiliates enters into any future financing with any prospective purchaser introduced by the Purchaser within a period of two (2) years from the date hereof, the Company agrees to pay to the Purchaser simultaneously with the closing of such financing an amount equal to four percent (4%) of the aggregate amount of the portion of such financing purchased by or for the account of such Person.

ARTICLE V

                                   TERMINATION

         5.1 TERMINATION BY THE COMPANY OR THE PURCHASER. This Agreement shall be terminated as follows upon the occurrence of any of the following events (each an "EVENT OF DEFAULT"):

                  (a) Automatically terminated prior to Closing if:

                  (i) there shall be in effect any statute, rule, law or regulation, including an amendment to Regulation D or an interpretive release promulgated or issued thereunder, that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction;

                  (ii) the Closing shall not have occurred within five (5) days after the Effective Date of the Registration Statement;

                  (iii)  the  Company's  Common  Stock is not  registered  under
         Section 12 of the Exchange Act;

                  (iv) the Company is not current in its reporting obligations under Section 13 or 15(d) of the Exchange Act;

                  (v) an event not previously disclosed by Company to Purchaser occurs prior to the Closing requiring the Company to report such event to the SEC on Form 8-K and not otherwise set forth in SCHEDULE 5.1, provided, however, such event shall only include the following items under Form 8-K: Item 1; Item 2 to the extent that any event is reported under Item 2 that involves a change in the nature of the Company's business; Item 3; or Item 4 (provided further, that as to Item 4, only if the event requires disclosure under Item 304 (a)(1)(iv) under Regulation S-B);

                  (vi) trading in the Common Stock has been suspended, delisted, or otherwise ceased by the Commission or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company, and not reinstated within twenty (20) Trading Days; or

                  (vii) the transfer agent for the Common Stock fails to deliver certificates for the shares of Common Stock as required by and by the date set forth in Section 2.2 hereof.

                  (b) Prior to Closing by the Purchaser, by giving written notice of such termination to the Company, if the Company has materially breached any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents and such breach is not cured within five (5) Business Days following receipt by the Company of notice of such breach.

                  (c) Prior to Closing by the Company, by giving written notice of such termination to the Purchaser, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement or the other Transaction Documents and such breach is not cured within five (5) Business Days following receipt by the Purchaser of notice of such breach.

         5.2 REMEDIES. Notwithstanding anything else contained herein to the contrary, if an Event of Default has occurred pursuant to Section 5.1, and only with respect to Section 5.1(b) has not been cured within the cure period provided for therein, if any, the defaulting party shall be deemed in default hereof and the non-defaulting party shall be entitled to pursue all available rights without further notice. The defaulting party shall pay all attorney's fees and costs incurred in enforcing this Agreement and the other Transaction Documents. In addition, all unpaid amounts shall accrue interest at a rate of fifteen percent (15%) per annum.

                                   ARTICLE VI

                      LEGAL FEES AND DEFAULT INTEREST RATE

         In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of fifteen percent (15%) per annum, compounded annually.

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 FEES AND EXPENSES. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the fees of the Escrow Agent and all stamp and other taxes and duties levied in connection with the issuance of the Securities. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. Whether or not the transactions contemplated hereby and thereby are consummated or this Agreement is terminated, the Company shall pay (i) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Registration Statement and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the issuance and delivery of the Securities, (C) the exemption from registration of the Securities for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdiction,
(D) furnishing such copies of the Registration Statement, the preliminary and final prospectuses and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Securities, and (E) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (ii) all fees and expenses of counsel and accountants of the Company and (iii) all expenses and fees of listing on securities exchanges, if any.

         7.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

         7.3 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

         If to the Company:        Hy-Tech Technology Group, Inc.
                                   1840 Boy Scout Drive
                                   Fort Myers, Florida 33907
                                   Attn: Gary F. McNear, CEO
                                   Tel: (239) 278-4111
                                   Fax: (239) 278-4691

         With copies to:           Kaplan Gottbetter & Levenson, LLP, or
                                   its successors or assigns
                                   630 Third Avenue
                                   New York, NY 10017-6705
                                   Attn:  Adam S. Gottbetter, Esq.
                                   Tel: (212) 983-6900
                                   Fax: (212) 983-9210

         If to the Purchaser:      See SCHEDULE 1 attached hereto

         With copies to:           Kaplan Gottbetter & Levenson, LLP, or
                                   its successors or assigns
                                   630 Third Avenue
                                   New York, NY 10017-6705
                                   Attn:  Adam S. Gottbetter, Esq.
                                   Tel: (212) 983-6900
                                   Fax: (212) 983-9210

         If to Escrow Agent:       Kaplan Gottbetter & Levenson, LLP, or
                                   its successors or assigns
                                   630 Third Avenue
                                   New York, NY 10017-6705
                                   Attn:  Adam S. Gottbetter, Esq.
                                   Tel: (212) 983-6900
                                   Fax: (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 7.3.

         7.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         7.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         7.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         7.7 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         7.8 GOVERNING LAW; VENUE; SERVICE OF PROCESS. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

         7.9 SURVIVAL. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing (or any earlier termination of this Agreement).

         7.10 COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         7.11 PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws. Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party the names of the Purchaser.

         7.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.13 LIMITATION OF REMEDIES. With respect to claims by the Company or any person acting by or through the Company for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

         7.14 OMNIBUS PROVISION. Anything contained herein or in the other Transaction Documents notwithstanding, in the event that the Common Stock ceases to be listed for trading on the OTCBB, then any reference thereto in this Agreement or the other Transaction Documents shall be deemed to be a reference to (a) the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on Nasdaq, then the over-the-counter market reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices).

                           [ SIGNATURE PAGE FOLLOWS ]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                Company:

                                HY-TECH TECHNOLOGY GROUP, INC.


                                By:
                                     ---------------------------------------
                                     Name:     Gary F. McNear
                                     Title:    CEO



                                Purchaser:

                                HEM MUTUAL ASSURANCE FUND LIMITED


                                By:
                                     ---------------------------------------
                                     Name:     Pierce Loughran
                                     Title:    Director

                                   Schedule 1

                                  PURCHASER(S)




------------------------------------------- ----------------- ------------ -------------- ---------------------
                                                                No. of      No. of Warrant   No. of Initial
Name and Address of Purchaser                Purchase Price     Debentures      Shares         Warrant Shares
------------------------------------------- ----------------- ------------ -------------- ---------------------
HEM Mutual Assurance Fund Limited             $750,000.00         750        2,500,000         2,500,000
c/o Loughran & Co.
38 Hertford Street
London, England W1J7SG
------------------------------------------- ----------------- ------------ -------------- ---------------------



                               SHARE DENOMINATIONS


                 7 x 500,000                       3,500,000
                 20 x 250,000                      5,000,000
                 200 x 10,000                      2,000,000
                 100 x 15,000                      1,500,000
                 20 x25,000                          500,000

                                 Schedule 3.1(a)

                                  SUBSIDIARIES


Hy-Tech Computer Systems, Inc., a Florida corporation.

                                 Schedule 3.1(c)

                     CAPITALIZATION AND REGISTRATION RIGHTS


AUTHORIZED CAPITALIZATION

Common Stock, $.001 par value   - 50,000,000 shares

OUTSTANDING CAPITALIZATION

Common Stock - 37,916,390 shares outstanding as at April 21, 2003

OBLIGATIONS TO ISSUE SECURITIES

A. $1,000,000 CONVERTIBLE DEBENTURE. 10,000,000 common shares issuable into escrow for conversion on $1,000,000, 1% Convertible Debenture to be issued to HEM Mutual Assurance LLC.

B. 8% CONVERTIBLE NOTE PAYABLE. On June 21, 2002, the Company received proceeds of $700,000 for issuance of a convertible note ("Note") payable to a third party investor. Pursuant to the terms of the Notes, the principal is due and payable on October 9, 2002 together with interest calculated at the rate of 8% per annum. The Note also contains a conversion feature that provides the holder with "conversion units" equivalent to approximately 350,000 shares of the Company's preferred stock at $2.00 per share plus a warrant to purchase up to 210,000 shares of the Company's common stock at $2.50 per share should the Company receive future financing of not less than $5,000,000. The parties to the Note are negotiating a settlement that would entitle the third party investor to 2,000,000 shares of Hy-Tech Technology Group, Inc.'s common stock in exchange for the notes cancellation.

C. COLLATERAL LOAN AGREEMENT AND PROMISSORY NOTE. A Collateral Loan Agreement and Promissory Note was entered into between the Company and a third party lender ("Lender") pursuant to which the Lender is to provide the Company with a loan in the amount of Five Million United States dollars ($5,000,000) ("the Loan Proceeds"). To secure the obligations under the Loan, the Company agreed to grant the Lender a security interest in 13,888,889 shares of its common stock. As of April 4, 2003, the Lender has not yet funded the Company with the Loan Proceeds.

                                 Schedule 3.1(d)

                     EQUITY AND EQUITY EQUIVALENT SECURITIES


1. $1,000,000 CONVERTIBLE DEBENTURE. 10,000,000 common shares issuable into escrow for conversion on $1,000,000, 1% Convertible Debenture to be issued to HEM Mutual Assurance LLC.

2. 8% CONVERTIBLE NOTE PAYABLE. On June 21, 2002, the Company received proceeds of $700,000 for issuance of a convertible note ("Note") payable to a third party investor. Pursuant to the terms of the Notes, the principal is due and payable on October 9, 2002 together with interest calculated at the rate of 8% per annum. The Note also contains a conversion feature that provides the holder with "conversion units" equivalent to approximately 350,000 shares of the Company's preferred stock at $2.00 per share plus a warrant to purchase up to 210,000 shares of the Company's common stock at $2.50 per share should the Company receive future financing of not less than $5,000,000. The parties to the Note are negotiating a settlement that would entitle the third party investor to 2,000,000 shares of Hy-Tech Technology Group, Inc.'s common stock in exchange for the notes cancellation.

3. COLLATERAL LOAN AGREEMENT AND PROMISSORY NOTE. A Collateral Loan Agreement and Promissory Note was entered into between the Company and a third party lender ("Lender") pursuant to which the Lender is to provide the Company with a loan in the amount of Five Million United States dollars ($5,000,000) ("the Loan Proceeds"). To secure the obligations under the Loan, the Company agreed to grant the Lender a security interest in 13,888,889 shares of its common stock. As of April 4, 2003, the Lender has not yet funded the Company with the Loan Proceeds.

     Schedule 3.1(e)


                                    CONFLICTS


Hy-Tech Computer Systems, Inc. is in default of a provision of the SunTrust loan covenants restricting mergers and acquisitions.

                                 Schedule 3.1(f)

                             CONSENTS AND APPROVALS


                                      None

                                 Schedule 3.1(g)

                              LITIGATION AND CLAIMS


SunTrust Bank has filed a lawsuit in the circuit court of the twentieth judicial circuit in and for Lee County, Florida, civil division. This lawsuit is against Hy-Tech Computer Systems, Inc., a Florida Corporation, f/k/a Datasys USA, Incorporated, Craig W. Conklin, an individual, Thomas Z. Frosceno, Sr., an individual, and Gary F. McNear, an individual. The lawsuit arises from three promissory notes held by SunTrust. SunTrust is asking for $3,677,603.74 plus interest accrued since November 6, 2002. Hy-Tech is also in default of a provision of the SunTrust loan covenants restricting mergers and acquisitions. It is anticipated that SunTrust will add this default to their lawsuit.

The Company owes $72,000 to Delaware's Secretary of State in connection with its 2002 Delaware Franchise Tax.

                                 Schedule 3.1(h)

                             DEFAULTS AND VIOLATIONS


Hy-Tech Computer Systems, Inc. is in default of a provision of the SunTrust loan covenants restricting mergers and acquisitions.

The Company owes $72,000 to Delaware's Secretary of State in connection with its 2002 Delaware Franchise Tax.

                                  Schedule 5.1

                         FORM 8-K DISCLOSURE OBLIGATIONS


                                      None